UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007 (May 29, 2007)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: INDENTURE
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
          On May 29, 2007, LifePoint Hospitals, Inc.(the “Company”) entered into an Indenture (the “Indenture”), between the Company, as Issuer, and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). The Indenture is included as Exhibit 4.1 hereto and is incorporated herein by reference. In connection with the Indenture, the Company issued and sold $500 million aggregate principal amount of its 3.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”) in a public offering pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) and a related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission, and an Underwriting Agreement entered into between the Company and the Underwriters listed in Schedule II thereto (the “Underwriters”). The closing of the sale occurred on May 29, 2007. The Company also granted the Underwriters an over-allotment option to purchase up to $75 million of additional Notes on the same terms and conditions. On May 25, 2007, the Underwriters gave notice to the Company of their intention to exercise the over-allotment option. A copy of the press release announcing the exercise of the over-allotment option by the Underwriters is included as Exhibit 99.1 hereto.
          Under certain circumstances, the Notes will be convertible at an initial conversion rate of 19.3095 shares of the Company’s common stock per $1,000 principal amount of Notes, subject to adjustment. This conversion rate is equivalent to an initial conversion price of approximately $51.79 per share. This represents an approximately 36.50% premium to the last reported sale price of the Company’s common stock on the NASDAQ Global Select Market on May 22, 2007, the date the Notes priced. The conversion rate will be subject to adjustment upon the occurrence of specified events. Upon conversion, holders will receive cash, and if applicable, shares of common stock of the Company.
          The Company intends to use the proceeds from the offering to repay indebtedness under its revolving credit facility and term loan facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
          The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit
Number	Description

4.1	Indenture, dated as of May 29, 2007, by and between LifePoint Hospitals, Inc., as Issuer and The Bank of New York Trust Company, N.A., as Trustee.

99.1	Press Release, dated May 30, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Senior Vice President and General Counsel

Date: May 31, 2007

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated as of May 29, 2007, by and between LifePoint Hospitals, Inc., as Issuer and The Bank of New York Trust Company, N.A., as Trustee.

99.1	Press Release, dated May 30, 2007.